
CREDIT SUISSE FIRST BOSTON                                                                 Exhibit 20                 Page 1
                             AUTOFINANCE GROUP, INC.

            MONTHLY SERVICING REPORT -- AFG Receivables Trust, 1997-A

                   November 1, 1997 through November 30, 1997

A. ORIGINAL DEAL PARAMETER INPUTS
---------------------------------

(A) Original Total Portfolio                                                                      $110,005,944.94
(B) Class A Noteholders' Percentage                                                                         67.00%
(C) Original Class A Note Balance                                                                  $73,703,000.00
(D) Class A Note Rate                                                                                        6.35%
(E) Class B Noteholders' Percentage                                                                         17.00%
(F) Original Class B Note Balance                                                                  $18,701,000.00
(G) Class B Note Rate                                                                                        6.65%
(H) Class C Noteholders' Percentage                                                                         10.00%
(I) Original Class C Note Balance                                                                  $11,000,000.00
(J) Class C Note Rate                                                                                        7.20%
(K) Class D Certificateholders' Percentage                                                                   6.00%
(L) Original Class D Certificate Balance                                                            $6,601,944.94
(M) Class D Certificate Rate                                                                                 0.00%
(N) Servicing Fee Rate                                                                                       3.50%
(O) Original Weighted Average Coupon (WAC)                                                                  20.08%
(P) Original Weighted Average Remaining Term (WAM)                                                          54.68 months
(Q) Number of Contracts                                                                                     9,172
(R) Reserve Account ("RA")
    (i)   Maximum Specified Reserve Balance                                                          5,500,297.25
    (ii)  Minimum Specified Reserve Balance                                                          2,200,118.90
    (iii) Initial Deposit                                                                            1,650,089.17

(S) Noteholders' Percentage                                                                                 94.00%

B. INPUTS FROM PREVIOUS MONTHLY SERVICER REPORTS                                                    Total Trust
------------------------------------------------                                                    -----------

(A) Total Portfolio Outstanding                                                                    $93,331,254.51
(B) Total Portfolio Pool Factor                                                                              0.8484201
(C) Class A Note Balance                                                                           $62,206,064.67
(D) Class A Principal Factor                                                                                 0.8440099
(E) Class A Interest Carryover Shortfall                                                                     0.00
(F) Class A Principal Carryover Shortfall                                                                    0.00
(G) Class B Note Balance                                                                           $15,783,829.90
(H) Class B Principal Factor                                                                                 0.8440099
(I) Class B Interest Carryover Shortfall                                                                     0.00
(J) Class B Principal Carryover Shortfall                                                                    0.00
(K) Class C Note Balance                                                                            $9,284,109.35
(L) Class C Principal Factor                                                                                 0.8440099
(M) Class C Interest Carryover Shortfall                                                                     0.00
(N) Class C Principal Carryover Shortfall                                                                    0.00
(O) Class D Certificate Balance                                                                     $6,057,250.58
(P) Reserve Account Balance                                                                          2,972,472.19
(Q) Payahead Account Balance                                                                           153,260.17
(R) Aggregate Subordinated Servicing Fees to Date                                                    1,530,113.10
(S) Current Servicing Fees Accrued but Unpaid (after first Nine Months)                                      0.00
(T) Cumulative Net Losses for All Prior Periods                                                      4,557,377.30
(U) Weighted Average Coupon of Remaining Portfolio (WAC)                                                    20.03%
(V) Weighted Average Remaining Term of Remaining Portfolio (WAM)                                            50.06 months
(W) Number of Contracts                                                                                     8,249

C. INPUTS FROM THE MAINFRAME
----------------------------

(A) Precomputed Contracts
    (i)   Principal Payments Received                                                               $1,652,197.85
    (ii)  Interest Payments Received                                                                 1,302,489.99
    (iii) Repurchased Loan Principal                                                                         0.00
    (iv)  Repurchased Loan Interest                                                                          0.00
(B) Partial Prepayments - Amount Added to Payahead Account                                               6,319.19
(C) Amount Applied From Payahead Account                                                                     0.00
(D) Weighted Average Coupon of Remaining Portfolio (WAC)                                                    20.01%
(E) Weighted Average Remaining Maturity of Remaining Portfolio (WAM)                                        49.19 months
(F) Remaining Number of Contracts                                                                           8,026
(G) Delinquent Contracts
                                                           Contracts                                      Amount
                                                           ---------                                      ------

    (i)   30-59 Days Delinquent                            265                     3.30%            $3,012,010.07        3.35%
    (ii)  60-89 Days Delinquent                              1                     0.01%                15,689.50        0.02%
    (iii) 90 Days or More Delinquent                         0                     0.00%                     0.00        0.00%

D. INPUTS DERIVED FROM OTHER SOURCES
------------------------------------

(A) Aggregate Net Losses for Collection Period                                                      $1,041,593.43
(B) Liquidated Contracts
    (i)   Gross Principal Balance of Liquidated Receivables                                         $1,882,104.17
    (ii)  Net Liquidation Proceeds Received During the Collection Period                               656,854.55
    (iii) Recoveries on Previously Liquidated Contracts                                                183,656.19
(C) Number of Financed Vehicles Repossessed but not yet Charged off                                        218


I hereby certify that this Servicing Report has been prepared in accordance with the Pooling and Servicing Agreement dated June 1, 1997, and is correct, to the best of my knowledge.

Thomas R. Bland                                Controller                                       12-10-97

--------------------------------------------------------                                        -------------
Signature                                      Title                                            Date

CREDIT SUISSE FIRST BOSTON                                                              Exhibit 20                    Page 2
                                                       AUTOFINANCE GROUP, INC.

                                      MONTHLY SERVICING REPORT -- AFG Receivables Trust, 1997-A

                                             November 1, 1997 through November 30, 1997
I. COLLECTIONS
--------------

(A) Principal Payments Received (C(A)i)                                                         $1,652,197.85
(B) Interest Payments Received (C(A)ii)                                                          1,302,489.99
(C) Aggregate Net Liquidation Proceeds Received (D(E)ii+iii)                                       840,510.74
(D) Principal on Repurchased Contracts (C(A)iii)                                                         0.00
(E) Interest on Repurchased Contracts (C(A)iv)                                                           0.00
                                                                                             ----------------

(F) Total Collections (A+B+C+D+E)                                                               $3,795,198.58

                                                                                             ----------------

(G) Total Available Amount (F)                                                                  $3,795,198.58

II. DISTRIBUTIONS
-----------------

(A) Principal Payments Received (C(A)i)                                                         $1,652,197.85
(B) Principal on Repurchased Contracts (C(A)iii)                                                         0.00
(C) Gross Principal Balance of Liquidated Receivables (D(E)i)                                    1,882,104.17
                                                                                             ----------------
(D) Principal Distribution Amount (A+B+C)                                                       $3,534,302.02


(E) Current Servicing Fee (Subordinated)                                                          $272,216.16
(F) Accrued and Unpaid Servicing Fees for Prior Collection Periods (B(S))                                0.00
                                                                                             ----------------
(G) Total Servicing Fees Payable                                                                         0.00
(H) Servicing Fees Paid from Collection Account                                                          0.00
(I) Reserve Account Draw for Servicing Fees Payable                                                      0.00
(J) Servicing Fee Shortfall                                                                              0.00
(K) Current Subordinated Servicing Fee                                                             272,216.16
(L) Aggregate Subordinated Servicing Fees Before (P)                                             1,802,329.26

(M) Class A Distributable Amount
    (i)   Class A Monthly Interest Distributable Amount                                           $329,173.76
    (ii)   Class A Interest Distributable Amount                                                   329,173.76
    (iii)   Class A Monthly Principal Distributable Amount                                       2,367,987.14
    (iv)   Class A Principal Distributable Amount                                                2,367,987.14
                                                                                             ----------------

    (v) Total Distributable Amount (i+ii)                                                       $2,697,160.90
    (vi) Class A Interest Paid from Collection Account                                             329,173.76
    (vii) Reserve Account Draw for Class A Interest Payable                                             $0.00
    (viii) Class A Interest Carryover Shortfall                                                         $0.00
    (ix) Class A Principal Paid from Collection Account                                          2,367,987.14
    (x) Reserve Account Draw for Class A Principal Payable                                               0.00
    (xi) Class A Principal Carryover Shortfall                                                           0.00

(N) Class B Distributable Amount
    (i)   Class B Monthly Interest Distributable Amount                                            $87,468.72
    (ii)   Class B Interest Distributable Amount                                                    87,468.72
    (iii)   Class B Monthly Principal Distributable Amount                                         600,840.23
    (iv)   Class B Principal Distributable Amount                                                  600,840.23
                                                                                             ----------------

    (v) Total Distributable Amount (i+ii)                                                         $688,308.95
    (vi) Class B Interest Paid from Collection Account                                              87,468.72
    (vii) Reserve Account Draw for Class B Interest Payable                                             $0.00
    (viii) Class B Interest Carryover Shortfall                                                         $0.00
    (ix) Class B Principal Paid from Collection Account                                            600,840.23
    (x) Reserve Account Draw for Class B Principal Payable                                               0.00
    (xi) Class B Principal Carryover Shortfall                                                           0.00

(O) Class C Distributable Amount
    (i)   Class C Monthly Interest Distributable Amount                                            $55,704.66
    (ii)   Class C Interest Distributable Amount                                                    55,704.66
    (iii)   Class C Monthly Principal Distributable Amount                                         353,416.53
    (iv)   Class C Principal Distributable Amount                                                  353,416.53
                                                                                             ----------------

    (v) Total Distributable Amount (i+ii)                                                         $409,121.19
    (vi) Class C Interest Paid from Collection Account                                              55,704.66
    (vii) Reserve Account Draw for Class C Interest Payable                                             $0.00
    (viii) Class C Interest Carryover Shortfall                                                         $0.00
    (ix) Class C Principal Paid from Collection Account                                            353,416.53
    (x) Reserve Account Draw for Class C Principal Payable                                               0.00
    (xi) Class C Principal Carryover Shortfall                                                           0.00

(P) Payment of Subordinated Servicing Fees
    (i)  Aggregate Subordinated Servicing Fees from Current and Prior Periods (II(L))           $1,802,329.26
    (ii)  Subordinated Servicing Fees Paid from Collection Account                                       0.00
    (iii)  Aggregate Subordinated Servicing Fees to Date (i-ii)                                 $1,802,329.26

(Q) Certificateholders' Distributable Amount
    (i)  Certificateholders' Distributable Amount                                                 $212,058.12
    (ii)  Certificateholders' Distributable Amount Paid from Collection Account                          0.00

CREDIT SUISSE FIRST BOSTON                                                                        Exhibit 20               Page 3
                                                       AUTOFINANCE GROUP, INC.

                                      MONTHLY SERVICING REPORT -- AFG Receivables Trust, 1997-A

                                             November 1, 1997 through November 30, 1997

III. PAYAHEAD ACCOUNT INFORMATION
---------------------------------

(A) Beginning Period Balance (B(Q))                                                                           $153,260.17
(B) Amounts Applied to Payahead Account (C(B))                                                                   6,319.19
(C) Amounts Withdrawn from Payahead Account (C(C))                                                                   0.00
                                                                                                         ----------------
(D) Ending Period Balance                                                                                     $159,579.36

IV. POOL BALANCES AND PORTFOLIO INFORMATION
-------------------------------------------
                                                                                    Begin  of Period        End of Period
(A) Balances and Principal Factors
    (i)    Total Pool Balance                                                        $93,331,254.51        $89,796,952.49
    (ii)   Total Pool Factor                                                              0.8484201             0.8162918
    (iii)  Receivables Balance                                                        93,331,254.51         89,796,952.49
    (iv)   Prefunding Account Balance                                                          0.00                  0.00
    (v)    Class A Note Balance                                                      $62,206,064.67        $59,838,077.53
    (vi)   Class A Principal Factor                                                       0.8440099             0.8118812
    (vii)  Class B Note Balance                                                      $15,783,829.90        $15,182,989.67
    (viii) Class B Principal Factor                                                       0.8440099             0.8118812
    (ix)   Class C Note Balance                                                       $9,284,109.35         $8,930,692.82
    (viii) Class C Principal Factor                                                       0.8440099             0.8118812
    (ix)   Class D Certificate Balance                                                $6,057,250.58         $5,845,192.46

(B) Portfolio Information
    (i)   Weighted Average Coupon (WAC)                                                       20.03%                20.01%
    (ii)  Weighted Average Remaining Maturity (WAM)                                           50.06 months          49.19 months
    (iii) Remaining Number of Contracts                                                       8,249                 8,026



V. RECONCILIATION OF RESERVE ACCOUNT ("RA")
-------------------------------------------


(A) Beginning RA Balance (B(H))                                                                             $2,972,472.19

(B) Draw for Servicing Fee (II(I))                                                                                   0.00
(C) Draw for Class A Interest Distributable Amount (II(M(vii)))                                                      0.00
(D) Draw for Class B Interest Distributable Amount (II(N(vii)))                                                      0.00
(E) Draw for Class C Interest Distributable Amount (II(O(vii)))                                                      0.00
(F) Draw for Class A Principal Distributable Amount (II(M(iv)))                                                      0.00
(G) Draw for Class B Principal Distributable Amount (II(N(x)))                                                       0.00
(H) Draw for Class C Principal Distributable Amount (II(O(x)))                                                       0.00

(I) Overcollateralization Amount                                                                           $29,958,874.96
(J) Maximum Specified Reserve Balance                                                                       13,469,542.87
(K) Specified Reserve Account Balance                                                                       13,469,542.87

(L) Amount Available for Deposit to the RA                                                                         607.54
                                                                                                         ----------------

(M) RA Balance Prior to Release                                                                             $2,973,079.73
(N) Specified Reserve Account Balance                                                                       13,469,542.87
(O) Reserve Account Release                                                                                          0.00

(P) Ending Reserve Account Balance                                                                          $2,973,079.73


VI. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY
---------------------------------------------


(A) Aggregate Net Losses for Collection Period (VII(B)i-ii-iii)                                             $1,041,593.43
(B) Liquidated Contracts
    (i)   Gross Principal Balance of Liquidated Receivables (D(E)i)                                         $1,882,104.17
    (ii)  Net Liquidation Proceeds Received During the Collection Period (D(E)ii)                              656,854.55
    (iii) Recoveries on Previously Liquidated Contracts (D(E)iii)                                              183,656.19
(C) Cumulative Net Losses for all Periods (VI(A)+B(T))                                                       5,598,970.73

(D) Delinquent and Repossessed Contracts
                                                                                              Contracts            Amount
                                                                                              ---------            ------

    (i)   30-59 Days Delinquent (C(G)i)                                                         265  3.30%  $3,012,010.07     3.35%
    (ii)  60-89 Days Delinquent (C(G)ii)                                                          1  0.01%      15,689.50     0.02%
    (iii) 90 Days or More Delinquent (C(G)iii)                                                    0  0.00%           0.00     0.00%

    (iv)  Financed Vehicles Repossessed but not yet Charged off
                 and Contracts Delinquent over 60 days(D(E))                                    218  2.72%   2,505,726.85     2.79%

CREDIT SUISSE FIRST BOSTON                                                                           Exhibit 20             Page 4
                                                       AUTOFINANCE GROUP, INC.

                                      MONTHLY SERVICING REPORT -- AFG Receivables Trust, 1997-A

                                             November 1, 1997 through November 30, 1997


          VII. TESTS FOR INCREASE IN RESERVE ACCOUNT BALANCE
          --------------------------------------------------


          (A) Ratio of Net Losses to the Pool Balance as of Each Collection Period
              (i)   Second Preceeding Collection Period                                                                      15.85%
              (ii)  Preceeding Collection Period                                                                             20.99%
              (iii) Current Collection Period                                                                                13.39%
              (iv)  Three Month Average (Avg(i,ii,iii))                                                                      16.74%

          (B) Ratio of Balance of Contracts Delinquent 60 Days or More and Balance of Financed Vehicles Repossessed
                 but not Charged off to the Outstanding Pool Balance as of Each Collection Period
              (i)   Second Preceeding Collection Period                                                                       3.55%
              (ii)  Preceeding Collection Period                                                                              2.91%
              (iii) Current Collection Period                                                                                 2.79%
              (iv)  Three Month Average (Avg(i,ii,iii))                                                                       3.08%

          (C) Cumulative Net Loss Ratio                                                                                       5.09%

          (D) Loss and Delinquency Trigger Indicator                                                          Trigger Was Hit!!


          VIII. RECONCILIATION OF COLLECTION ACCOUNT
          ------------------------------------------


          (A) Collection Account Beginning Balance (I(H))                                                             3,795,198.58
          (B) Servicing Fee Paid (II(H))                                                                                      0.00
          (C) Class A Interest Paid (II(M(vi)))                                                                         329,173.76
          (D) Class B Interest Paid (II(N(vi)))                                                                          87,468.72
          (E) Class C Interest Paid (II(O(vi)))                                                                          55,704.66
          (F) Class A Principal Paid (II(M(ix)))                                                                      2,367,987.14
          (G) Class B Principal Paid (II(N(ix)))                                                                        600,840.23
          (H) Class C Principal Paid (II(O(ix)))                                                                        353,416.53
          (I) Reserve Account Deposit                                                                                       607.54
          (J) Previously Subordinated Servicing Fees Paid (II(P(ii)))                                                         0.00
          (K) Certificateholders' Distributable Amount Paid (II(Q(ii)))                                                       0.00
          (L) Releases to Seller                                                                                              0.00

                                     AFG Receivables Trust 1997-A                                            Exhibit 20 Page 5
                                       Monthly Statement to Noteholders and Certificateholders
                                                    Servicer: Key Bank USA, N.A.
                                                Sub Servicer: AutoFinance Group, Inc.
                                              Indenture Trustee: Bankers Trust Company
                                            Owner Trustee: Chase Manhattan Bank Delaware

Collection Period:  November 1, 1997 through November 30, 1997
Distribution Date:  12-15-97
Month:              6

Statement for Class A, Class B and Class C Noteholders and Certificateholders Pursuant                     $1,000 of Outstanding
to Section 5.6 of the Sale and Servicing Agreement                                                        ass A/Class B/Class C
                                                                                                           Certificate Amount
                                                                                                          ----------------------
(i)  Principal Distribution
          Class A Note  Amount                                                               2,367,987.14    38.0668212
          Class B Note  Amount                                                                 600,840.23    38.0668212
          Class C Note  Amount                                                                 353,416.53    38.0668212
          Certificates  Amount                                                                 212,058.12    35.0089729


(ii)  Interest Distribution
          Class A Note  Amount                                                                 329,173.76     5.2916667
          Class B Note  Amount                                                                  87,468.72     5.5416664
          Class C Note  Amount                                                                  55,704.66     6.0000004



(iii)    Total Pool Balance of Notes and Certificates (end of Collection Period)            89,796,952.49


(iv)   Class A Notes Balance (end of Collection Period)                                     59,838,077.53
        Class A Pool Factor (end of Collection Period)                                          0.8118812
        Class B Notes Balance (end of Collection Period)                                    15,182,989.67
        Class B Pool Factor (end of Collection Period)                                          0.8118812
        Class C Notes Balance (end of Collection Period)                                     8,930,692.82
        Class C Pool Factor (end of Collection Period)                                          0.8118812
        Certificates Balance (end of Collection Period)                                      5,845,192.46



(v)  Basic Servicing Fee                                                                       272,216.16     2.9166667


(vi)   Aggregate Net Losses                                                                  1,041,593.43


(vii)   Reserve Account Balance after Giving Effect to Payments
       Made on Distribution Date                                                             2,973,079.73
        Specified Reserve Account Balance after Giving Effect to Payments
       Made on Distribution Date                                                            13,469,542.87
        Draws on Reserve Account                                                                     0.00
        Deposits to Reserve Account                                                                607.54


(viii)  Class A Notes Interest Carryover Shortfall                                                   0.00     0.0000000
         Class B Notes Interest Carryover Shortfall                                                  0.00     0.0000000
         Class C Notes Interest Carryover Shortfall                                                  0.00     0.0000000
         Class A Notes Principal Carryover Shortfall                                                 0.00     0.0000000
         Class B Notes Principal Carryover Shortfall                                                 0.00     0.0000000
         Class C Notes Principal Carryover Shortfall                                                 0.00     0.0000000


(ix)  Aggregate Purchase Amount of Receivables Repurchased by the Seller
        or purchased by Servicer                                                                     0.00


(x)  Delinquent Contracts
                                                                                               Number         Balance
                                                                                        -------------------------------
           30-59 Days                                                                                 265  3,012,010.07
           60-89 Days                                                                                   1     15,689.50
           90 Days or More                                                                              0          0.00